UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2013

Date of Report (Date of earliest event reported)

Cellteck, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-53246	98-0550353
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	Identification No.)

1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067

(Address of principal executive offices)

(Zip Code)

(310) 552-1555

Registrant’s telephone number, including area code

_____________________________

(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At a special meeting of the stockholders (the “Special Meeting”) of Cellteck, Inc. (the “Company”), held on May 6, 2013, the Company’s stockholders voted on and approved the following proposals: (1) a name change of the Company to “Eos Petro, Inc.”; (2) a reverse stock split of the outstanding shares of common stock of the Company held by stockholders with 2,000 or more aggregate shares of common stock at an exchange ratio of 1-for-800, accompanied by a cash distribution of $0.025 per share to all of the Company’s common stockholders with less than 2,000 shares of common stock in the aggregate in exchange for and in cancellation of their shares of common stock; (3) to adopt a 2013 Stock Incentive Award Plan for Employees and Other Services Providers, and to reserve up to 5,400,000 shares of our common stock for issuance under the plan; and (4) to adopt a 2013 Equity Incentive Plan for Directors, and to reserve up to 1,000,000 shares of common stock under the plan. The proposals acted upon at the Special Meeting are described in more detail in the Company’s Definitive Proxy Statement filed with the SEC on April 11, 2013, pursuant to which proxies were solicited.

Now that the Company has obtained the requisite vote of its stockholders at the May 6, 2013 meeting, it plans to effectuate the above-referenced proposals as soon as it has received clearance from FINRA to do so.

The final voting results for each proposal are set forth below. The holders of the Company’s common and Series B Convertible Preferred stock voted on a combined basis for each proposal. There were votes representing 10,308,284 shares of the Company’s common stock and 32,726,500 shares of the Company’s Series B Convertible Preferred Stock present in person or represented by proxy at the Special Meeting, representing approximately 72% of the Company’s voting power on a combined basis. Since the stockholders voted on a combined basis, and each share of Series B Convertible Preferred Stock is worth 800 shares of common stock, each share of Series B Convertible Preferred Stock is represented as 800 shares of common stock in the below results.

Proposal 1: a name change of the Company to “Eos Petro, Inc.”

For	Against	Withheld	Abstain	Broker Non-Vote
26,121,311,529	47,447	0	60,000,065	0

Proposal 2: a reverse stock split of the outstanding shares of common stock of the Company held by stockholders with 2,000 or more aggregate shares of common stock at an exchange ratio of 1-for-800, accompanied by a cash distribution of $0.025 per share to all of the Company’s common stockholders with less than 2,000 shares of common stock in the aggregate in exchange for and in cancellation of their shares of common stock

For	Against	Withheld	Abstain	Broker Non-Vote
26,181,356,916	117	0	2,008	0

Proposal 3: to adopt a 2013 Stock Incentive Award Plan for Employees and Other Services Providers, and to reserve up to 5,400,000 shares of our common stock for issuance under the plan

For	Against	Withheld	Abstain	Broker Non-Vote
26,121,336,518	60,004,062	0	18,461	0

Proposal 4: to adopt a 2013 Equity Incentive Plan for Directors, and to reserve up to 1,000,000 shares of common stock under the plan

For	Against	Withheld	Abstain	Broker Non-Vote
26,121,263,485	60,067,090	0	28,466	0

Item 8.01 Other Events.

On April 3, 2013, the Company received a letter from the staff (the “Staff”) of the Securities and Exchange Commission with respect to an Amendment No. 2 to a Current Report on Form 8-K the Company filed on March 11, 2013. While the Company responded to the Staff’s letter on April 10, 2013, the Staff indicated that it would not consider clearing the comments set forth in its letter until the Staff had reviewed the Company’s annual report on Form 10-K for the year ended December 31, 2012.

Item 9.01 - Financial Statements and Exhibits

(d)

EXHIBIT INDEX

Exhibit No.	Note	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLTECK, INC.

Dated: May 7, 2013
By: /s/ Nikolas Konstant
Nikolas Konstant, Chairman of the Board, President, CEO and CFO